EXHIBIT 99.6

MONSANTO COMPANY AND SUBSIDIARIES
UPDATED HISTORICAL PRO FORMA NET SALES AND GROSS PROFIT SEGMENT DETAIL
(Dollars in millions)
Unaudited

	Three Months	Three Months	Three Months	Three Months	Twelve Months
Net Sales	Ended	Ended	Ended	Ended	Ended
($ in millions)	Nov. 30, 2002	Feb. 28, 2003	May 31, 2003	Aug. 31, 2003	Aug. 31, 2003
Corn seed and traits	$188	$327	$267	$160	$942
Soybean seed and traits	$158	$260	$143	$10	$571
All other crops seed and traits	$19	$60	$202	$85	$366
Roundup and other glyphosate-based herbicides	$260	$373	$463	$708	$1,804
All other agricultural productivity products	$221	$273	$393	$340	$1,227
TOTAL COMPANY	$846	$1,293	$1,468	$1,303	$4,910

	Three Months	Three Months	Three Months	Three Months	Twelve Months
Gross Profit	Ended	Ended	Ended	Ended	Ended
($ in millions)	Nov. 30, 2002	Feb. 28, 2003	May 31, 2003	Aug. 31, 2003	Aug. 31, 2003
Corn seed and traits	$117	$185	$143	$60	$505
Soybean seed and traits	$95	$176	$73	$(10)	$334
All other crops seed and traits	$3	$31	$147	$53	$234
Roundup and other glyphosate-based herbicides	$58	$134	$170	$336	$698
All other agricultural productivity products	$77	$113	$193	$148	$531
TOTAL COMPANY	$350	$639	$726	$587	$2,302